Exhibit 99.1

NewLink Genetics Awarded $21.6 Million Contract Option by BARDA for Ebola Vaccine Development

AMES, Iowa, April 25, 2016 -- NewLink Genetics Corporation (NASDAQ:NLNK), a biopharmaceutical company at the forefront of discovering, developing and commercializing novel immuno-oncology and infectious disease product candidates, announced today that the Biomedical Advanced Research and Development Authority (BARDA) of the United States Department of Health and Human Services (HHS) has exercised its $21.6 million option to support continued development of the investigational rVSV-ZEBOV-GP (Ebola) vaccine candidate. These funds will be used to conduct clinical bridging studies to further assess the vaccine’s safety, immunogenicity and efficacy in populations different from the original testing region. Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc. ("Merck") (known as MSD outside the United States and Canada), holds the license for research, development, manufacturing and commercialization of the rVSV-ZEBOV-GP (Ebola) vaccine candidate.

NewLink Genetics was initially awarded a $30 million contract by BARDA in December 2014, with a 25-month base period ending January 31, 2017. To date, NewLink Genetics has received close to $53 million in BARDA funding. This newly executed option brings the total to $74.6 million and extends the performance period until October 11, 2017.

"BARDA is providing pivotal support and commitment to accelerated development of this Ebola vaccine candidate,” said Charles J. Link, Jr., M.D., Chairman, Chief Executive Officer and Chief Scientific Officer of NewLink Genetics. “NewLink Genetics and our partner Merck are dedicated to bringing an Ebola vaccine to patients in need. This additional funding provides resources to build on the substantial progress that has been made in gathering data critical to moving this vaccine candidate forward.”

Originally developed by the Public Health Agency of Canada (PHAC), rVSV-ZEBOV-GP was subsequently licensed to a subsidiary of NewLink Genetics. In late 2014, Merck licensed the vaccine from NewLink Genetics to apply Merck's vaccine expertise to help accelerate the development of this vaccine candidate. Clinical studies of the vaccine candidate are ongoing.

About NewLink Genetics Corporation
NewLink Genetics is a biopharmaceutical company focused on discovering, developing and commercializing novel immuno-oncology products to improve treatment options for patients with cancer. NewLink Genetics' portfolio includes biologic and small molecule immunotherapy product candidates intended to treat a wide range of oncology indications. NewLink Genetics' product candidates are designed to harness multiple components of the immune system to combat cancer without significant incremental toxicity, either as a monotherapy or in combination with other treatment regimens. For more information please visit http://www.newlinkgenetics.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "expect," "intend," "may," "plan," "will," "could," "should," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, enrollment in or results of its clinical

Exhibit 99.1

trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to moving additional indications into clinical development; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink Genetics' views as of the date of this press release. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.

Corporate Contact:
Jack Henneman
Chief Financial Officer
(515) 598-2561
Investor@linkp.com

Investor Contact:
Donna LaVoie or Rachel Girard
LaVoieHealthScience
617-374-8800, ext. 107/102
dlavoie@lavoiehealthscience.com
rgirard@lavoiehealthscience.com

Media:
David Connolly
LaVoieHealthScience
617-374-8800, ext. 108
dconnolly@lavoiehealthscience.com